EXHIBIT 4.30

CONFIDENTIAL TREATMENT REQUESTED
[*] indicates confidential portions omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission

SECOND AMENDMENT TO LICENSE, DISTRIBUTION, MANUFACTURING
AND SUPPLY AGREEMENT

This Second Amendment to License, Distribution, Manufacturing and Supply Agreement (this “Second Amendment”) is made and entered into on September 30, 2011 , with an effective date of November 1, 2010, except where otherwise stated, by and between LUITPOLD PHARMACEUTICALS, INC., a corporation duly organized and existing under the applicable laws of the State of New York, and having a principal place of business in Shirley, New York (hereinafter referred to as “Luitpold”), AMERICAN REGENT, INC., a corporation duly organized and existing under the applicable laws of the State of New York, and having a principal place of business in Shirley, New York (hereinafter referred to as “AR”, and Luitpold and AR collectively referred to as “Luitpold/AR”), and FRESENIUS USA MANUFACTURING, INC., a corporation duly organized and existing under the applicable laws of the State of Delaware, and having a principal place of business in Waltham, Massachusetts (hereinafter referred to as “FUSA”), each a “Party” and collectively “the Parties”.

WHEREAS, the Parties hereto are parties to a LICENSE, DISTRIBUTION, MANUFACTURING AND SUPPLY AGREEMENT, dated May 30, 2008, as amended by a First Amendment entered into on September 13, 2008 (the “License Agreement”); and

WHEREAS, the Parties hereto desire to amend the License Agreement to revise certain provisions thereof to the intent of the Parties;

NOW THEREFORE, the Parties hereto, intending to be legally bound, agree as follows:

1.     Section 1.01 of the License Agreement is amended as follows:

The definition of “[ * ]” shall be replaced in its entirety by the following:

[ * ]

The definition of “[ * ]” shall be replaced in its entirety by the following:

[ * ]

2.     Section 6.11(a) of the License Agreement is amended and replaced as follows:

[ * ]

3.     Exhibit 1.01-A to the License Agreement, as amended, is replaced and restated in its entirety as of the Effective Date of November 1, 2010 by new Exhibit 1.01-A-1 and Exhibit 1.01-A-2 attached to this Second Amendment, which shall be labeled prominently with the legend “Execution Copy,” made and entered into as of the date of FTC approval of this Second Amendment, or thirty (30) days after submission, whichever occurs first, and initialed by the Parties to this Amendment. Luitpold/AR and FUSA agree that Exhibit 1.01-A-1 and Exhibit 1.01-A-2 attached to this Second Amendment is the final agreement between the Parties.

4.     Exhibit 1.01-B ([ * ]) to the License Agreement is amended to add the following:

[ * ]

5.     The Parties further recognize and agree that certain new customers with facilities both inside and outside the Field may prefer the efficiencies of meeting all of their Product requirements from a single Party. Therefore, the Parties agree to negotiate in good faith to include all of each such customer’s facilities and patients either inside or outside the Field; any such discussions should include a discussion of any and all other relevant terms, including any [ * ]. If the Parties cannot agree, then [ * ] in accordance with Sections 12.16 and 12.18 of the License Agreement.

6.     Except as expressly amended by this Second Amendment, the License Agreement shall remain in full force and effect. The representations, warranties and covenants of the signatories contained in the Amendment are true and correct in all material respects as of and on the date hereof as if made again on the date hereof or as of the Effective Date (as applicable).

7.     This Second Amendment may be executed in facsimile counterparts, each of which shall have the legal binding effect of an original signature, but all of which together shall constitute one and the same instrument.

[Signatures are on the following page.]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Second Amendment to License, Distribution, Manufacturing and Supply Agreement as of the date first set forth above.

LUITPOLD PHARMACEUTICALS, INC.

By:	/s/ Mary Jane Helenek
Name: Mary Jane Helenk
Title: President & CEO

AMERICAN REGENT, INC.

By:	/s/ Mary Jane Helenek
Name: Mary Jane Helenek
Title: President & CEO

FRESENIUS USA MANUFACTURING, INC.

By:	/s/ Rice Powell
Name: Rice Powell
Title: CEO, FMCNA

EXHIBIT TO SECOND AMENDMENT TO LICENSE AGREEMENT

EXHIBIT 1.01-A-1

[ * ]

[ * ]

[ * ]

Exhibit 1.01-A-2

[ * ]

[ * ]

[ * ]